Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-221471), (No. 333-198188), (No. 333-175563) and (No. 333-97079) of HomeFed Corporation of our report dated March 18, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 18, 2019